Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

March 11, 2008

Contact: Keith Schroeder

Chief Financial Officer

(918) 825-0616

ORCHIDS PAPER PRODUCTS COMPANY ANNOUNCES CONVERTING

AUTOMATION PROJECT

PRYOR, OKLAHOMA (March 11, 2008) – Orchids Paper Products Company (AMEX: TIS) today announced that its board of directors has approved a capital project to automate certain processes in its converting operations totaling approximately $4.75 million in fiscal year 2008. In conjunction with this project, the Company has amended its credit facility to increase capital expenditures allowable in 2008 under the facility and to increase the limit of the revolving credit facility.

The converting automation project will involve the purchase and installation of case packers, conveyors and case unitizing equipment, which will reduce the amount of manual labor required in the operation. Equipment installation will begin in the second quarter. The project is expected to be completed by the fourth quarter of 2008. The Company will finance the project with a combination of cash generated from operations and borrowings under the revolving credit facility.

In connection with the converting automation project, the Company amended its credit facility effective March 6, 2008 by:

•	increasing the capital expenditures limit for fiscal year 2008 from $1.5 million to $6.25 million, returning to $1.5 million per year thereafter, and

•	increasing the limit of the revolving credit facility from $6.0 million to $8.0 million.

Commenting on the project, Mr. Robert Snyder, President and Chief Executive Officer stated, “We are excited to announce this automation project in our converting operations. This project will allow us to improve our competitive cost position. Our industry faces constant cost pressures. As such, we must continually seek out ways to reduce our operating costs. We expect this project to be a major contributor to our continuous improvement and cost reduction efforts in 2008.”

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the private label consumer market. The Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins. From its operations in Pryor, Oklahoma, Orchids Paper Products Company uses recycled waste paper to produce finished tissue products which it provides to retail chains throughout the central United States. For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.

This release contains forward-looking statements. These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. These statements are only predictions.

Factors that could materially affect the Company’s actual results, levels of activity, performance or achievements include, without limitation, those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on March 19, 2007.

The Company’s actual results may be materially different from what it expects. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.